Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Reed’s, Inc

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Reed’s, Inc. on Form S-8 (SEC File Number 333-157-359) which was filed with the Commission on February 17, 2009 of our report, dated February 26, 2009, except Note 5, as to which the date is March 27, 2009, appearing in the annual report on Form 10K for the years ended December 31, 2008 and 2007.

/s/ WEINBERG & COMPANY, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Los Angeles, California
March 27, 2009